UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

AGRIFORCE GROWING SYSTEMS, LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia	001-40578	NA
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800-525 West 8th Avenue Vancouver, BC, Canada	V5Z1C6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 757-0952

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AGRI	The Nasdaq Capital Market

Item 1.01 Entry into a Definitive Material Agreement.

Effective as of November 5, 2025, the Company entered into Agreements with its CEO, CFO and COO, as described below in Item 5.02.

Item 3.02 Unregistered Sales of Equity Securities

See Item 5.02 below. The issuance of shares to the Company’s COO was made pursuant to a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

Effective as of November 5, 2025, Peter Wylie was appointed as our Chief Operating Officer. Peter Wylie Jr, is founder and principal of P. Wylie Advisory, a financial and operational consulting firm for startups and growth companies. He is a seasoned entrepreneur and investor with multiple exits in the financial and consumer technology spaces. He has significant operational financial experience, serving as CFO of Napster Holdings Inc, through its acquisition in 2025 by Infinite Reality (now Napster Inc), and CFO/COO of consumer lender CommonBond. Pete co-founded and sold a consumer financial technology company, Gradible, to CommonBond in 2016. He holds B.A. degrees in Journalism and English from the University of North Carolina, where he was a Morehead-Cain Scholar.

Agreements with Executive Officers

Effective as of the closing of the Company’s previously announced PIPE transaction (which occurred on November 5, 2025), the Company entered into consulting agreements with each of its executive officers (the “Agreements”). The Agreements call for a base compensation amount of $480,000 for its CEO (Jolie Kahn), and $300,000 for each of its CFO (Chris Polimeni) and COO (Pete Wylie). Our COO was also granted 61,224 restricted common shares of the Company, which vests monthly in 12 equal amounts of 5,102 shares each. Each Agreement has a term of one year and is terminable for cause. In addition, Peter Wylie’s Agreement may be terminated upon 30 days prior notice not for cause upon mutual consent of the parties. All Agreements contain standard clauses for cause termination and the like, and all three executive officers are entitled to benefits such as medical insurance and the like per Company policy.

Item 8.01 Other Events.

Board Committees

As of November 9, 2025, the Company’s Board of Directors unanimously approved the following Board Committee appointments with the directors appointed to serve until their successors are appointed and duly qualify.

Audit Committee: Dan Mendes (Chair), Xiao-Xiao Zu and Young Cho

Compensation Committee: Young Cho (Chair), Dan Mendes and Amy Griffith

Nominating and Corporate Governance Committee: Amy Griffith (Chair), Xiao-Xiao Zu and Matt Zhang

Portions of this Current Report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different due to a number of factors. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about significant risks that may impact the Company is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov. The Company is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 12, 2025

AGRIFORCE GROWING SYSTEMS, LTD.

By:	/s/ Jolie Kahn
Name:	Jolie Kahn
Chief Executive Officer